Exhibit 99.1
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                                   For additional information at the Company:
Equity One, Inc.                   -----------------------------------------
1696 NE Miami Gardens Drive           Howard Sipzner, CFO
North Miami Beach, FL  33179          Arthur Gallagher, General Counsel
305-947-1664                       Media Contact:
                                   -------------
                                      Abbe Solomon 305-446-2700

FOR IMMEDIATE RELEASE:
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May 13, 2003

                      EQUITY ONE ANNOUNCES PUBLIC OFFERING
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NORTH MIAMI BEACH, FL, May 13, 2003 - Equity One, Inc. (NYSE: EQY), an owner, developer and operator of community and neighborhood shopping centers located predominately in high growth markets in the southern United States, announced today that it has agreed to sell 3,000,000 shares of its common stock in an underwritten public offering, with aggregate net proceeds to the Company of approximately $48.7 million. The offering is expected to close on May 19, 2003.

The shares are being underwritten by Deutsche Bank Securities Inc. The Company has granted Deutsche Bank Securities Inc. an option to purchase up to an additional 450,000 shares to cover over-allotments.

The common stock is being offered through a prospectus supplement under the Company's existing shelf registration statement.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of debt, ongoing development activities and the acquisition of additional shopping centers.

Copies of the prospectus supplement may be obtained from Deutsche Bank Securities Inc. at 31 W. 52nd Street, 4th Floor, New York, New York 10019.

About Equity One, Inc.
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Equity One is a real estate investment trust that acquires, renovates, develops and manages neighborhood shopping centers anchored by national and regional supermarket chains and other necessity-oriented retailers such as drug stores or discount retail stores. Its 18.5 million square foot portfolio consists of 179 properties primarily located in metropolitan areas of the southern United States, encompassing 122 supermarket-anchored shopping centers, eight drug store-anchored shopping centers, 42 other retail-anchored shopping centers, two commercial properties and five retail developments, as well as non-controlling interests in four unconsolidated joint ventures. For additional information, please visit the Company's web site at www.equityone.net.
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This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FORWARD LOOKING STATEMENTS
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Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in Florida, Georgia, Texas and the other states in which Equity One owns properties; the continuing financial success of Equity One's current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant properties; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; and other risks, which are described in Equity One's filings with the Securities and Exchange Commission.